EXHIBIT 16.1


[MERDINGER, FRUCHTER, ROSEN & COMPANY, INC. LETTERHEAD]



Securities and Exchange Commission
450 5th Street NW
Washington, DC  20549

Gentlemen:

We have read and agree with the representations in Item 4 of Form 8-K of PTS, Inc. dated May 12, 2003 relating to
Merdinger, Fruchter, Rosen & Company, P.C.

                  /s/ MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                  Certified Public Accountants



New York, New York
May 20, 2003